Exhibit 3.2

doc 3 Exhibit 3.2  BY-LAWS  OF  PGA HOLDINGS, INC.  A Delaware Corporation  ARTICLE I  OFFICES  Section 1.1. Registered Office. The registered office of PGA Holdings, Inc. (the “Corporation”) shall be at Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808 and the name of the registered agent in charge thereof shall be Corporation Service Company.  Section 1.2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the ‘‘Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.  Section 1.3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.  ARTICLE II  MEETING OF STOCKHOLDERS  Section 2.1. Place of Meeting. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Section 2.2. Annual Meetings. The annual meeting of stockholders shall be held at such time and on such day, other than a legal holiday, as may be fixed by the Board of Directors in each such year. At the annual meeting, the stockholders entitled to vote for the election of Directors shall elect a Board of Directors in the manner provided in Section 2.6 hereof and transact such other business as may properly come before the meeting.  Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board and shall be called promptly by the Chairman of the Board at the written request of a majority of the entire Board of Directors or the holders of record of at least ten percent (10%) of the issued and  [[2300385]]

2  outstanding shares of the Common Stock of the Corporation. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business, as is related to the purpose or purposes set forth in the notice of such meeting, may be transacted.  Section 2.4. Notice of Meetings. Except as otherwise required by law, written notice of every meeting of stockholders, stating the place, date and hour thereof, and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given either personally or by first class mail not less than ten (10) nor more than sixty (60) days before the date of the meeting, or by third class mail not less than ten (10) nor more than (60) days before the date of the meeting, by or at the direction of the Chairman of the Board, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.  Section 2.5. Quorum. Except as otherwise required by law, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Certificate of Incorporation, these By-Laws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of stockholders or any adjournment thereof, the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present or represented, and any business may be transacted as might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days, or if after the adjournment the Board shall fix a new record date for the adjourned meeting, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.  Section 2.6. Voting. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his or her name on the books of the Corporation as of the record date fixed by the Board or prescribed by law; and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by  [[2300385]]

3  the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.  Section 2.7. Proxies. No proxy shall be valid unless executed in writing by the stockholder giving the same or by his or her duly authorized attorney-in-fact or after the expiration of three (3) years from the date thereof, unless a longer period is provided in the proxy. A proxy shall be revocable, until voted, at the pleasure of the stockholder (or his or her attorney-in-fact) executing it, except in those cases where an irrevocable proxy permitted by law is given.  Section 2.8. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  ARTICLE III  DIRECTORS  Section 3.1. Number. The number of Directors of the Corporation which shall constitute the Board shall be fixed, from time to time, by a vote of a majority of the entire Board.  Section 3.2. Qualifications, Election and Tenure. Directors need not be stockholders of the Corporation. Except as otherwise provided in these By-Laws, Directors shall be elected at the annual meeting of the stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until such director shall resign or shall have been removed in the manner provided in these By-Laws.  Section 3.3. Resignation and Removal. Any Director may resign at any time upon notice of resignation to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. To the extent determined by law, any director may be removed at any time by vote of the stockholders at a special meeting called for that purpose, either with or without cause, or by the Board of Directors with cause.  [[2300385]]

4  Section 3.4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring on the Board for any reason whatsoever, except the removal of Directors without cause, shall be filled by vote of the Board. If the number of Directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the Directors then in office. Any Director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of Directors is in the regular course of business, and until his or her successor has been elected and qualified or until such Director shall resign or have been removed. Vacancies occurring on the Board by reason of the removal of Directors without cause shall be filled by vote of the stockholders unless the stockholders shall adopt a By-Law providing that the Board may fill such vacancies.  Section 3.5. Powers and Duties. Subject to the applicable provision of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board shall have the control and management of the business and affairs of the Corporation and do all such lawful acts and things as may be done by the Corporation.  Section 3.6. Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communication equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.  Section 3.7. Annual Meetings. An annual meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the newly elected Directors may meet as such time and place as shall be fixed by the written consent of all such Directors.  Section 3.8. Regular Meetings. Regular meetings of the Board may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board. Regular meetings of the Board shall be those meetings scheduled in advance by the Board and denominated as regular meetings.  Section 3.9. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be called promptly by the Chairman of the Board or the Secretary upon the written request of any Director specifying the purpose or purposes thereof, on not less than two (2) days notice to each Director. Such request shall state the date, time and place of the meeting, which shall be during normal business hours and the place of the meeting as determined by the Board. Neither the business to be  [[2300385]]

5  transacted at, nor the purpose of, any regular or special meeting of the Board (other than a special meeting called at the written request of a Director) need be specified in the notice or waiver of notice of such meeting.  Section 3.10. Notice of Meetings. Notice of each special meeting of the Board shall be given by the Chairman of the Board, the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be delivered by hand or overnight carrier or sent by telecopier (with a copy by hand or overnight carrier) to each director at his or her residence or usual place of business. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Notice of any adjourned meeting, including the place, date and time of the new meeting shall be given to all Directors not present at the time of the adjournment, as well as to the other Directors unless the place, date, and time of the new meeting is announced at the adjourned meeting.  Section 3.11. Quorum and Voting. At all meetings of the Board a majority of the entire Board shall be necessary to, and shall constitute a quorum for, the transaction of business, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.  Section 3.12. Compensation. The Board, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.  Section 3.13. Books and Records. The Directors may keep the books of the Corporation, except such as are required by law to be kept within or outside of the State of Delaware, at such place or places as they may from time to time determine.  Section 3.14. Action Without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.  [[2300385]]

6  Section 3.15. Telephone Participation. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.  Section 3.16. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one (1) or more Directors. The Board may designate one or more Directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.  Section 3.17. Authority of Committees; Duties of Directors. Except as otherwise provided by law, each committee appointed pursuant to Section 3.16, to the extent provided in the resolution establishing it and subject to applicable law, shall have and may exercise all the authority of the Board with respect to all matters to the extent provided in the resolution. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his or her duty to the Corporation. The Board also may appoint committees other than pursuant to Section 3.16, and such other committees shall have the authorities and duties specified by the Board. However, no such committee shall have power or authority to:  (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (e) amend these By-Laws; and unless expressly so provided by resolution of the Board, no such committee shall have power or authority to: (f) declare a dividend; or (g) authorize the issuance of shares of the Corporation of any class.  ARTICLE IV  WAIVER  Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because  [[2300385]]

7  the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  ARTICLE V  OFFICERS  Section 5.1. Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and/or a Chief Financial Officer. Any person may hold two or more of such offices, except that the same person shall not be both President and Secretary. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board.  Section 5.2. Other Officers. The Board may appoint such other officers and agents, including a Chairman of the Board, one or more Vice Presidents (of the same or different rank), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it may at any time or from time to time deem necessary or advisable, provided that the most senior executive officer of the Corporation shall be the President.  Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board.  Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board and any officer elected or appointed by the Board may be removed at any time by the Board for cause or without cause at any regular or special meeting of the Board, or except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer or assistant may resign at any time by giving written notice of his or her resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if such time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board.  [[2300385]]

8  Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by, or in the manner prescribed by, the Board.  Section 5.7. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Directors.  Section 5.8. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the stockholders and the Directors. The President shall perform such duties and exercise such powers as appropriate to the most senior executive officer of the Corporation, including but not limited to carrying out the policies of the Board of the Corporation and supervising, controlling and having responsibility for the general management and operations of the Corporation. The President shall designate such executive officers of the Corporation as he or she deems appropriate to exercise such other duties and powers as he or she deems necessary or desirable. Except where by law or by order of the Board the signature of the Chairman of the Board is required, the President shall have full power to execute instruments on behalf of the Corporation.  Section 5.9. Vice Presidents. The Vice President, if any, or, if there shall be more man one, each Vice President, shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board.  Section 5.10. Secretary. The Secretary or an Assistant Secretary, when present at meetings of the stockholders and the Board, subject to this Section 5.10, shall serve as secretary of the meeting and record all proceedings taken at such meeting in a book to be kept for that purpose; he or she shall see that all notices of meetings of stockholders and special meetings of the Board are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be the custodian of the records and of the corporate seal or seals of the Corporation; he or she shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his or her signature; and in general, he or she shall perform all duties incident to the office of the Secretary or Assistant Secretary of a corporation, and such other duties as the Board may from time to time prescribe, The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The chairman of the meeting may designate any person to act as secretary of any meeting of the Board or stockholders.  Section 5.11. Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board. He or she shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he or she shall render to the Chief Executive Officer and to each member of the Board, when requested, an account of all of his or her  [[2300385]]

[9  transactions as Treasurer or Chief Financial Officer and of the financial condition of the Corporation; and in general, he or she shall perform all of the duties incident to the office of the Treasurer or Chief Financial Officer of a corporation, and such other duties as the Board may from time to time prescribe.  ARTICLE VI  PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS  Section 6.1. Form and Signature. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President or any Vice President and the Secretary or an Assistant Secretary, if any, or the Treasurer or Chief Financial Officer, if any, and may be sealed with the seal of the Corporation or a facsimile thereof. Any of the foregoing signatures may be a facsimile thereof, and in the event any such officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of issue. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each such share represented by such certificate.  Section 6.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.  Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.  Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any certificate or the issuance of any such new certificate.  [[2300385]]

10  Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action, the Board may fix, in advance, a record date. Such date shall neither be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action except that for the determination of stockholders entitled to consent to corporate action in writing without a meeting, the date shall not be more than ten (10) days after the Board adopts the resolution fixing the record date.  Section 6.6. Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.  ARTICLE VII  GENERAL PROVISIONS  Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and the time any such payments shall be made.  Section 7.2. Checks etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as, from time to time, may be designated by the Board.  Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.  Section 7.4. Fiscal Year. The fiscal year of the corporation shall be determined by the Board.  [[2300385]]

11  Section 7.5. General and Special Bank Accounts. The Board, from time to time, may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient,  ARTICLE VIII  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS  Section 8.1. Indemnification of Directors and Officers. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while service as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, purchase and maintain insurance on behalf of any such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Certificate of Incorporation, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  [[2300385]]

12  Section 8.2. Reimbursement and Advances. The Corporation, from time to time, shall reimburse or advance to any person referred to in Section 8.1 the funds necessary for payment of expenses (including attorneys’ fees, costs and charges) incurred in connection with any action or proceeding referred to in Section 8.1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a Judgment or other final adjudication adverse to such person establishes that he or she is not entitled to be indemnified by the Corporation under this Article VIII.  Section 8.3.  Serving at the Request of the Corporation. Without limiting any indemnification provided by Section 8.1, any person referred to in Section 8.1 serving (i) another corporation, partnership, joint venture or trust of which the majority of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation, in any capacity, shall be deemed to be doing so at the request of the Corporation.  Section 8.4. Determination of Entitlement. Any person entitled to indemnification or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article VIII may elect to have the right to indemnification (or the reimbursement or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.  Section 8.5. Contractual Right. The right to indemnification or to the reimbursement or advancement of expenses pursuant to this Article VIII or a resolution or agreement authorized pursuant to this Article VIII (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) were set form in a separate written contract between the Corporation and such person, (ii) is intended to be retroactive and, to the extent permitted by law, shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto. The Corporation shall not be obligated under this Article VIII to make any payment hereunder to the extent the person seeking indemnification hereunder has actually received payment of the amounts otherwise indemnifiable hereunder.  Section 8.6. Judicial Claims. If a request for indemnification or for the reimbursement or advancement of expenses pursuant to this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant, at any time thereafter, may bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of, or reimbursement or advancement of expenses to, the claimant is proper in the circumstances, or an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant is not  [[2300385]]

13  entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.  Section 8.7. Successor Corporation. For purposes of this Article VIII, the term “the Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.  Section 8.8 Nonexclusivity. The rights granted pursuant to, or provided by, the foregoing provisions of this Article VIII shall be in addition to, and shall not be exclusive of, any other rights to indemnification or the reimbursement or advancement of expenses to which such person otherwise may be entitled by law, contract or otherwise.  ARTICLE IX  ADOPTION AND AMENDMENTS  Section 9.1. Power to Amend. These By-Laws may be amended or repealed and any new By-Law may be adopted at any annual or special meeting by vote of the stockholders of the Corporation entitled at the time to vote for the election of Directors; or by written consent of such stockholders without a meeting. The By-Laws may be ratified, amended or repealed and any new By-Law may be adopted by a majority of the entire Board of Directors at any duly held meeting; provided that any By-Laws so ratified, amended or repealed, and any By-Law repealed by the Board of Directors may be reinstated, by the stockholders of the Corporation entitled to vote at the time for the election of Directors.  [[2300385]]